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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):

                                 April 19, 2000



                              CNET Networks, Inc.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
    Delaware                   0-20939                         13-3696170

(STATE OR OTHER        (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
JURISDICTION OF
INCORPORATION)
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                               150 Chestnut Street

                         San Francisco, California 94111

                         -------------------------------

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (415) 364-8900


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ITEM 5. OTHER EVENTS.

         On January 19, 2000, CNET Networks, Inc. announced its operating results for the three months ended March 31, 2000. The results reflect the February 29, 2000 acquisition of mySimon based on the pooling method of accounting. As discussed below, the Company's stock repurchase program may cause the accounting for that acquisition to be changed to the purchase method.


         The results are as follows:

CNET Networks, Inc., the parent company of CNET and mySimon, inc., reported pro forma net income of $1.5 million or $.02 per share for the quarter ended March 31, 2000, excluding goodwill amortization, merger costs, net losses on investment sales, stock based compensation and related taxes. Net revenues for CNET Networks increased 126 percent to $45.4 million in the first quarter, the company's highest annual revenue growth rate in two years.

Including goodwill amortization, merger costs, net losses on investments, stock based compensation and related taxes, CNET Networks net loss for the first quarter ended March 31, 2000 was $19.5 million, or $0.23 per share.

CNET

Revenues for CNET were $43.6 million for the first quarter, a 117 percent increase over revenues of $20.1 million in the first quarter of 1999. Operating income before amortization was $5.6 million, a 173 percent increase over operating income of $2.1 million in the first quarter of 1999.

mySIMON

On February 29, 2000, CNET Networks completed its acquisition of mySimon, inc., the Internet's leading comparison shopping service. Net revenues for mySimon were $1.8 million for the quarter ended March 31, 2000, a 40 percent increase over the fourth quarter of 1999. Operating loss for the first quarter was $4.9 million.

STOCK REPURCHASE PROGRAM

CNET Networks also announced that the Board of Directors has authorized the repurchase from time to time of up to $100 million of its common stock as market and business conditions warrant. There can be no assurance that the program will be completed. Purchases may be made on the open market or in private transactions and no time limit was set for completion of the program.

The company's repurchases could cause the accounting treatment of the mySimon acquisition to be changed from pooling of interests to the purchase method. As a result the company may incur a material increase in amortization expense.

Unaudited financial statements for the three months ended March 31, 2000 are attached as Exhibit 99.1.

This Current Report on Form 8-K contains forward-looking statements that are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Important cautionary statements and risk factors that could cause actual results to differ materially from those reflected in the Company's forward looking statements are disclosed under "Risk Factors" in the Company's latest annual


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report on Form 10-K, and in the Company's earnings' release, copies of which may be obtained from the Company.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  April 26, 2000              CNET NETWORKS, INC.


                                          By: /s/ Shelby Bonnie

                                          Name:   Shelby Bonnie

                                          Title:  Chief Executive Officer


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


(c)  Exhibits.


99.1 Unaudited financial statements for the three-months ended March 31, 2000.


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                                INDEX TO EXHIBITS

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EXHIBIT #           DESCRIPTION
---------           -----------
99.1                Unaudited financial statements for the three-months ended
                    March 31, 2000, including the effect of the acquisition of mySimon, Inc. on February 29, 2000 based on the pooling method of accounting.
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